Exhibit 23




          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 2001 included in this Form 8-K, into Enron Corp.'s previously filed Registration Statement File Nos. 33-13397 (Savings
Plan), 33-34796 (Savings Plan), 33-52261 (Savings Plan), 33-
27893 (1988 Stock Option Plan), 33-52768 (1991 Stock Plan),
33-60821 (1994 Stock Plan), 333-70465 (Debt Securities,
Common Stock, Preferred Stock and Depository Shares), 333-48193 (1994 Deferral Plan), 333-82225 (1994 Stock Plan), 333-
85001 (1994 Stock Plan), 333-82227 (1991 Stock Plan), 333-
84999 (1991 Stock Plan), 333-54448 (1991 Stock Plan), 333-
54452 (1994 Stock Plan), 333-54454 (1999 Stock Plan), 333-
41776 (Debt Securities, Preferred Stock, Depository Shares), 333-34030 (4.9 Million Shares of Common Stock) and 333-39394 (616,778 Shares of Common Stock).





                                        ARTHUR ANDERSEN LLP





Houston, Texas
February 23, 2001